UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 10, 2008

FirstBank Financial Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

000-51147	20-2198785
(Commission File Number)	(IRS Employer Identification No.)

120 Keys Ferry Street, McDonough, Georgia	30253
(Address of Principal Executive Offices)	(Zip Code)

(678) 583-2265

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events

FirstBank Financial Services, Inc. (the “Company”) has provided notice to Wells Fargo Delaware Trust Company, the trustee (the “Trustee”) of the Company’s trust preferred junior subordinated debt (FirstBank Financial Capital Trust I) that, as of September 15, 2008, the Company will be exercising its right to defer interest payments for the current quarter. The Company has the ability under the trust indentures to defer interest payments for up to twenty consecutive quarterly periods (five years), so long as the Company is not in default under the subordinated debentures, with a continuation of on-going, appropriate notice to the Trustee. Interest compounds during the period that the interest deferrals have been elected.  In addition, among other restrictions, during the period that the interest deferrals have been elected, the Company is precluded from repurchasing shares of common stock and from paying dividends on its outstanding common stock or on preferred stock or debt that may be junior to the above-noted issues of junior subordinated debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTBANK FINANCIAL SERVICES, INC.

Dated: September 10, 2008
	By:	/s/ Lisa J. Maxwell
	Name:	Lisa J. Maxwell
	Title:	Executive Vice President & CFO